Exhibit 10.1 ASSIGNMENT OF LA CARLOTA GOLD CLAIM

ASSIGNMENT OF CLAIM

KNOW ALL MEN BY THESE PRESENTS that the undersigned, the authorized signatory of Monarchy Resources of the United States of America and Rodelio Mining of the Republic of the Philippines, in consideration of the sum of FIVE THOUSAND DOLLARS ($5,000.00), and other good and valuable consideration paid to the Rodelio Mining, of the Republic of the Philippines, the receipt of which sum the undersigned hereby acknowledges, hereby do each for himself, and each of their respective heirs, successors, personal representatives, executors and assigns, assign to Monarchy Resources., its successors and assigns all of our respective rights, titles and interests in and to the La Carlota Gold Claim.

IN WITNESS:                                                                           Per:

MARC A. MERCADO
Authorized Signatory – Monarchy Resources

JAMES FINLEY
Authorized Signatory – Rodelio Mining

DATED THIS 10TH DAY OF JUNE, 2010